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                                                                   EXHIBIT 10.39

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT entered into as of the 15th day of June, 1999, by and among QUEPASA.COM, INC., a Nevada corporation (the "Company") and JEFFREY S. PETERSON ("Peterson").

                                    RECITALS

         A. The Company and Peterson entered into an Employment Agreement dated November 1, 1998, an Amendment of Employment Agreement dated January 21, 1999, a Second Amendment of Employment Agreement dated March 9, 1999 and an Amended and Restated Employment Agreement dated April 23, 1999 (collectively, the "Employment Agreement").

         B. The Company is contemplating an initial public offering of its common stock and the Company and Peterson desire to amend and restate the Employment Agreement in connection therewith.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Employment Agreement is hereby amended and restated as follows:

         1. EMPLOYMENT. The Company hereby employs Peterson and Peterson hereby accepts employment with the Company as its President upon the terms and conditions hereinafter set forth. Peterson's employment shall not be deemed an "at will" employment.

         2. DUTIES. Peterson will serve the Company as its President and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within Peterson's areas of expertise. Peterson's specific duties shall include those related to (i) oversight of all phases of the Company's operations, (ii) coordination of the Company's strategic planning and (iii) such other duties as the Company may reasonably direct. Peterson will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

         3. TERM. This Agreement and Peterson's employment shall commence on the first day of November, 1998 (the "Effective Date"), and shall continue for a term of four years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement among the Company and Peterson.

         4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the Effective Date, Peterson will be paid a base salary of $150,000 per year payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the Board of Directors of the Company (the "Board") after a review of Peterson's performance of this duties hereunder.



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         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a. The death of Peterson;

         b. The "Total Disability" (as hereinafter defined) of Peterson;

         c. Written notice to Peterson from the Company of termination for "Cause" (as hereinafter defined);

         d. The voluntary termination of this Agreement by Peterson upon 30 days prior written notice;

         e. The later of four years from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with
            Section 3 above; or

         "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve months duration or more where Peterson is unable to reasonably perform the duties he was performing for the Company immediately prior to such disability. The determination shall rest upon the opinion of the physician regularly attending Peterson. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Peterson, and Peterson hereby consents to such examination and to waive, if applicable any privilege between the physician and Peterson that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Peterson and the Company.

         "Cause" means (i) Peterson has failed to substantially perform his duties as reasonably determined by the Board, (ii) Peterson engages in poor performance that is not cured within thirty days after counseling by the Company, (iii) Peterson has failed to comply with the reasonable directives and policies of the Board, or (iv) Peterson breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Peterson's duties to the Company.

         6. STOCK OPTIONS. Peterson shall be granted options to purchase up to 1,750,000 shares of the Company's common stock (the "Options") pursuant to the Company's 1998 Stock Option Plan to be vested and exercisable in accordance with the terms of the 1998 Stock Option Plan, except that 50,000 Options shall be exercisable at $1.50 per share and vest immediately on the Effective Date, 1,500,000 Options shall be exercisable at $8.00 per share and vest immediately on the Effective Date and 200,000 Options shall be exercisable at $12.00 and vest on April 25, 2000. The exercise of all Options hereunder shall not be contingent upon Peterson being employed by the Company. Further, the Company agrees to register the Options and the underlying shares on Form S-8 within 180 days of the effective date of any initial public offering of the Company's securities.

         7. LOAN. The Company will loan to Peterson $100,000 (the "Loan") on the Effective Date. The Loan shall be evidenced by a promissory note (the "Note") with interest payable at 10% per annum and with all principal and accrued but unpaid interest due one year from the Effective Date, if not sooner paid. The Company agrees that if Peterson has been employed by the Company for six continuous months from


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the Effective Date, 100% of the principal balance and accrued but unpaid interest shall be forgiven by the Company and the Note evidencing the Loan shall be canceled and deemed paid in full.

         8. TERMINATION PAYMENT. It is agreed that (i) if Peterson's employment by the Company is terminated without "Cause" or (ii) if his duties and responsibilities are materially changed by the Company and Peterson voluntarily terminates his employment due to such change in duties or responsibilities, the Company shall pay Peterson severance of $500,000 immediately upon the occurrence of either 8(i) or 8(ii) above, together with the amount due for the remaining portion of the term of this Agreement. Alternatively, if Peterson's employment terminates due to "Total Disability," the Company will be obligated to pay Peterson the sum of $150,000.

         9. BENEFITS. Peterson shall be entitled to receive any benefits, including health insurance, life insurance, automobile allowance, vacation time, etc., which are offered to other Company executives.

         10. EXPENSES. Peterson is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Peterson for all such expenses on the presentation by Peterson of itemized accounts of such expenditures in accordance with guidelines set forth by the Company and the Internal Revenue Service.

         11. NON-COMPETITION AND CONFIDENTIALITY.

            a. Non-Competition. The Company and Peterson acknowledge and agree that Peterson's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Peterson agrees that during the term of this Agreement and for a period of two years after the termination of this employment by the Company, irrespective of the reason for such termination, Peterson will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Peterson will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Peterson's employment or is engaged at the time of Peterson's termination of employment, except for the ownership of less than 5% of the outstanding capital stock of a publicly traded company.

            b. Confidentiality.

               (1) Peterson acknowledges that in Peterson's employment hereunder, Peterson will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Peterson acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Peterson agrees that


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during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Peterson shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Peterson as a result of the Peterson's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

               (2) All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Peterson, the services rendered by Peterson, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Peterson's employment under this Agreement for any reason whatsoever, Peterson shall return to the Company all Records (whether furnished by the Company or prepared by Peterson), and Peterson shall neither make nor retain any copies of any of such Records after such termination.

               (3) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Peterson while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Peterson's employment by the Company will be disclosed promptly by Peterson to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Peterson and covered by this
Section 11b(3) shall be deemed to be works for hire. Peterson shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

            c. Enforceability. In the event of the breach of the covenants contained in this Section 11, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         It is hereby agreed that the provisions of this Section 11 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Peterson that the Company has violated or breached this Agreement or any claim that Peterson is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Peterson represents and warrants to the Company that Section 11 of this Agreement is enforceable by the Company in accordance with its terms.



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         The parties hereto agree that to the extent that any provision or portion of Section 11 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         12. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         13. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:            quepasa.com, inc.
                                       One Arizona Center
                                       400 E. Van Buren, Suite 400
                                       Phoenix, AZ 85004

         If to Peterson:               Jeffrey S. Peterson
                                       One Arizona Center
                                       400 E. Van Buren, Suite 400
                                       Phoenix, AZ 85004

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         Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         14. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         16. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         17. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         18. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                  THE COMPANY:

                                  quepasa.com, inc., a Nevada corporation



                                  By:
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                                      Gary L. Trujillo, Chief Executive Officer


                                  PETERSON:


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